UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2006

TORRENT ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-19949

(Commission File Number)

84-0503749

(IRS Employer Identification No.)

4100-194th Street SW, Suite 110, Lynnwood, WA, 98036

(Address of principal executive offices and Zip Code)

425.774.9780

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 9, 2006 our wholly owned operating subsidiary, Cascadia Energy Corp., entered into an Option to Acquire Oil & Gas Lease with Pope Resources, LP. The Option to Acquire Oil & Gas Lease provides our wholly owned subsidiary, Cascadia Energy Corp. with the right to earn oil and gas leases covering up to 15,280 acres of mineral rights interests held by Pope Resources, LP in Cowlitz and Lewis Counties, Washington, for a purchase price of $1 per net mineral acre, or $15,280. The initial term of the Option to Acquire Oil & Gas Lease is for a period of 18 months ending on November 9, 2007. If Cascadia Energy Corp. expends $200,000 during the initial term, then the initial term shall be extended for an additional one year. If the conditions for extension of the initial term are not satisfied, the Option to Acquire Oil & Gas Lease will terminate as of the expiration of the initial term and, as additional consideration, Cascadia Energy Corp. shall pay Pope Resources, LP an additional sum of $30,560.

Item 9.01	Financial Statements and Exhibits
10.1	Lease Option Agreement between Cascadia Energy Corp. and Pope Resources, LP.
99.1	News release dated May 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRENT ENERGY CORPORATION

/s/ Mark Gustafson

Mark Gustafson,

Chairman and Director

Date: May 19, 2006